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                                                                    Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the incorporation by reference in this Post Effective Amendment No. 2 on Form S-3 to Registration Statement on Form S-1
(File No. 333-37820) of Antigenics Inc. of our report dated February 8, 2000 (except for Notes 1 and 19, as to which the date is November 16th, 2000) relating to the financial statements of Aquila Biopharmaceuticals, Inc., which appears in the Current Report on Form 8-K of Antigenics Inc. filed on November 30, 2000 as amended by the Current Report on Form 8-K/A filed on January 29, 2001.

We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
March 27, 2001